Exhibit 10.34
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
     This First Amendment (the “Amendment”) to that certain Employment Agreement dated as of December 5, 2003 (the “Employment Agreement”) among Susan Trimbo (the “Executive”) and General Nutrition Centers, Inc., a Delaware corporation (the “Company”) is entered into as of the 27th day of September 2004 among the Executive and the Company.
     The Employment Agreement is hereby amended to the extent set forth below, such amendment to be effective upon the execution hereof by the Company and the Executive. All other provisions of the Employment shall remain in full force and effect.
          1. Section 2.2 of the Employment Agreement is hereby amended to read in its entirety as follows:
     2.2 Extension. On December 15, 2004, and on each December 15th thereafter, the Employment Period shall be extended for an additional one-year period unless the Company or the Executive notifies the other in writing prior to such date of its or his election, in its or his sole discretion, not to extend the Employment Period.
          IN WITNESS WHEREOF, the parties have duly executed this Agreement, intending it as a document under seal, as of the date first above written.

WITNESS/ATTEST:	GENERAL NUTRITION CENTERS INC.

/s/ Tracy Helfer	By:	/s/ Lou Mancini

	Name:	Lou Mancini
	Title:	President & CEO

EXECUTIVE

/s/ Tracy Helfer	/s/ Susan Trimbo

Susan Trimbo